                                                                    EXHIBIT 99.6

                    GREAT AMERICAN FINANCIAL RESOURCES, INC.

                 NOMINEE HOLDER OVER-SUBSCRIPTION CERTIFICATION

         The undersigned, a bank, broker or other nominee holder of Rights ("Rights") to purchase shares of Common Stock pursuant to the Rights Offering (the "Offering") described and provided for in the Prospectus of Great American Financial Resources, Inc. (the "Company") dated August __, 2003 (the "Prospectus"), hereby certifies to the Company and to Securities Transfer Company, as Subscription Agent for such Offering, that for each numbered line filled in below the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Basic Subscription Privilege (as defined in the Instructions as to Use of Rights Certificates included as Annex A to the Prospectus) (the "Instructions") and such beneficial owner wishes to subscribe for the purchase of Remaining Shares (as defined in the Instructions) pursuant to the Over-subscription Privilege (as defined in the Instructions), in the amount set forth in the second column of such line:

    Number of Rights Exercised                  Number of Shares Subscribed
        Pursuant to Basic                             for Pursuant to
      Subscription Privilege                    Over-subscription Privilege
      ----------------------                    ---------------------------
1. ______________________________              ______________________________
2. ______________________________              ______________________________
3. ______________________________              ______________________________
4. ______________________________              ______________________________
5. ______________________________              ______________________________
6. ______________________________              ______________________________
7. ______________________________              ______________________________
8. ______________________________              ______________________________
9. ______________________________              ______________________________
10.______________________________              ______________________________
__________________________________

Name of Nominee Holder

By:________________________________
   Name:
   Title:

Dated________________________, 2003

Provide the following information, if applicable:

________________________________________________
Depository Trust Company ("DTC") Participant Number

________________________________________________
DTC Basic Subscription Confirmation Number(s)